Exhibit 5.1

June 7, 2017

Guided Therapeutics, Inc.
5835 Peachtree Corners East, Suite D
Norcross, Georgia 30092
Re:      Registration on Form S-1 of shares of Preferred Stock, Conversion Shares, Warrants, and Warrant Shares of Guided Therapeutics, Inc.
Ladies and Gentlemen:
We have acted as counsel for Guided Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with issuance and sale of up to 5,000 shares (each, a “Preferred Share”) of the Company’s Series D Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), initially convertible into an aggregate of up to 31,250,000 shares (with an additional 7,500,000 shares which may be issuable upon conversion of the Preferred Stock for any accrued but unpaid dividends as of such conversion, the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants (each, a “Warrant”) to purchase a number of shares of Common Stock equal to 100% of the number of Conversion Shares issuable upon conversion of a Preferred Share (the “Warrant Shares” and, together with the Preferred Shares, the Conversion Shares and the Warrants, the “Securities”), in each case as described in the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company to effect registration of the Securities under the Securities Act of 1933 (the “Securities Act”) and to which this opinion has been filed as an exhibit. We understand that the Preferred Shares and Warrants will be immediately separable and will be issued separately, but will be purchased together in connection with such issuance and sale.
In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based upon the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:
1.
The Preferred Stock, when issued and delivered in the manner described in the Registration Statement against payment of the consideration therefor, will be validly issued, fully paid and nonassessable.

2.
The Conversion Shares, when issued upon the conversion of the Preferred Shares pursuant to the terms and conditions of the certificate of designations governing the Preferred Stock, will be validly issued, fully paid and nonassessable.

3.	The Warrants, when issued and sold in accordance with and in the manner described in the Registration Statement, will constitute valid and binding obligations of the Company.
4.	The Warrant Shares, when issued upon exercise of the Warrants pursuant to the terms and conditions of the Warrants, will be validly issued, fully paid and nonassessable.
The opinion in paragraph 3 is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations or judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or equity.
As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,

/s/ Jones Day